Exhibit 10.8

FLEWBER GLOBAL INC.

2021 Equity Incentive Plan

RESTRICTED UNITS AGREEMENT

Flewber Global Inc. (the “Company”) hereby enters into this Restricted Stock Units Agreement, dated as of the date set forth below, with the Recipient named herein (the “Agreement”) and grants to the Recipient the Restricted Stock Units (“RSUs”) specified herein pursuant to the Flewber Global Inc. 2021 Equity Incentive Plan, as amended and in effect from time to time. The Terms and Conditions attached hereto are also a part hereof.

Name of recipient :
Date of this RSUs grant::
Number of RSUs granted pursuant to this Agreement:
Vesting Start Date:
Number of RSUS that are vested on the Vesting Start Date:
Number of shares of RSUs that are unvested on the Vesting Start Date:
Consideration payable for shares of RSUs, if any:
Right to Repurchase Unvested RSUs

Vesting Schedule:

Vesting Date:	Number of RSUs

FLEWBER GLOBAL INC.

By:
Signature of Recipient		Name:
Print Name:		Title:
[Address]

FLEWBER GLOBAL INC.

Restricted Stock Units Agreement – Terms and Conditions

This Restricted Stock Units Agreement (this “Agreement”) is made and entered into as of ______ __, 202__ (the “Grant Date”) by and between Flewber Global Inc., a Delaware corporation (the “Company”) and ____________ (the “Recipient”).

1. Grant of Restricted Stock Units.

1.1 This Agreement is made pursuant to and is governed by the Company’s 2021 Equity Incentive Plan (the “Plan”). Pursuant to the Plan, the Company hereby grants to the Recipient on the Grant Date an Award consisting of, in the aggregate, _______ Restricted Stock Units (“RSUs”). Each RSU represents the right to receive one (1) share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Plan.

1.2 The RSUs shall be credited to a separate account maintained for the Recipient on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2. Vesting.

2.1 Vesting Schedule. If the Recipient has maintained Continuous Service with the Company through each date specified on the cover page hereof, a portion of the RSUs shall vest on such date in such amounts as are set forth opposite each such date on the cover page hereof. If the Recipient’s Continuous Service with the Company is terminated by the Company or by the Recipient for any reason, whether voluntarily or involuntarily, no additional RSUs shall become vested under any circumstances with respect to the Recipient. Any determination under this Agreement as to Continuous Service or other matters referred to above shall be made in good faith by the Committee or Board, whose decision shall be final and binding on all parties.

2.2 Acceleration. The Committee or Board may at any time provide that all or any portion of the RSUs awarded pursuant to this Agreement shall become free of some or all restrictions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a Change In Control of the Company occurs.

2.3 Change in Control. In the event of a Change in Control, the Committee or the Board may take such actions as provided in Section 15 of the Plan.

3. Restrictions on Transfer. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the RSUs are settled in accordance with Section 5 hereafter, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Recipient. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective.

4. Rights as Stockholder; Dividend Equivalents.

4.1 The Recipient shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the RSUs unless and until the RSUs vest and are settled by the issuance of such shares of Common Stock.

4.2 Upon and following the settlement of the RSUs, the Recipient shall be the record owner of the shares of Common Stock underlying the RSUs unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights). The Company reserves the right to settle those RSUs that are subject to forward vesting under Section 2.2 hereof in cash at its sole discretion.

4.3 [The Recipient shall not be entitled to any Dividend Equivalents with respect to the RSUs to reflect any dividends payable on shares of Common Stock.]

5. Settlement of RSUs.

5.1 Subject to Section 8 hereafter, within five (5) business days following the vesting date, (and in any event no later than March 15th of the calendar year following the calendar year in which such vesting occurs if settlement of the RSUs cannot be settled within said five (5) business day period for reasons outside the reasonable control of the Company), the Company shall, except as to any RSUs that may be settled in cash as referenced in Section 4.2 hereof (a) issue and deliver to the Recipient the number of shares of Common Stock equal to the number of units that have vested; and (b) enter the Recipient’s name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to the Recipient.

5.2 If the Recipient is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Recipient becomes eligible for settlement of the RSUs upon his/her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six (6) months following the Recipient’s separation from service and (b) the Recipient's death.

5.3 To the extent that the Recipient does not vest in RSUs, all interest in such RSUs shall be forfeited. The Recipient has no right or interest in any RSUs that are forfeited.

6. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Recipient any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Recipient’s employment at any time, with or without Cause.

7. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the RSUs shall be adjusted or terminated in any manner as contemplated by Section 14 of the Plan.

8. Withholding Taxes. The Company may withhold any and all applicable taxes required to be by the Company, in connection with the issuance or vesting of the RSUs to the Recipient, as provided in the Plan.

Recipient further agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 8 and the Recipient hereby grants the Company an irrevocable power of attorney to sign such additional documents on the Recipient’s behalf if the Company is unable after reasonable efforts to obtain Recipient’s signature on such additional documents. This power of attorney is coupled with an interest and is irrevocable by the Recipient.

9. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10. Miscellaneous.

10.1 Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight delivery service, if to the Recipient, to the address set forth on the cover page hereof or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

10.2  Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties’ signatories to this Agreement. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

10.3 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

10.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Delaware without giving effect to the principles of the conflicts of laws thereof.

10.6 Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

10.7 Data Privacy. By entering into this Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Recipient: (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the issuance of RSUs and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form. For purposes of this Section 10.7, the term “Company” refers to the Company, its subsidiaries and any other Affiliate.

10.8 No Obligation to Maintain Continuous Service. Neither the Plan, nor this Agreement, nor any provision hereof imposes any obligation on the Company to maintain the Continuous Service of the Recipient.

10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

10.10 Section 409A of the Code. The RSUs hereunder are intended to avoid the potential adverse tax consequences to the Recipient of Section 409A of the Code, as amended, and the Committee or Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences

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